                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K




                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



       Date of Report (Date of Earliest Event Reported): February 5, 1998



                            PRENTISS PROPERTIES TRUST
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                                    MARYLAND
                         (State or Other Jurisdiction of
                         Incorporation or Organization)


       1-14516                                          75-2661588
------------------------                   ------------------------------------
(Commission File Number)                   (I.R.S. Employer Identification No.)



           3890 West Northwest Highway, Suite 400, Dallas, Texas 75220
              (Address of Registrant's Principal Executive Office)


                                 (214) 654-0886
              (Registrant's Telephone Number, Including Area Code)



                                       N/A
          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 2.           ACQUISITION OF ASSETS

         Prentiss Properties Trust owns a limited partnership interest and through a wholly-owned subsidiary, Prentiss owns a sole general partnership interest in Prentiss Properties Acquisition Partners. Prentiss Properties Trust, as referred to herein, includes the Company, its majority-owned Operating Partnership and subsidiaries (collectively, the "Company"). On February 5, 1998, the Company completed the acquisition of 50 suburban office and industrial buildings (the "Newport National Properties"), and land capable of supporting up to 72,000 net rentable square feet of development. The buildings total 1,162,000 square feet and are located in Vista, Escondido, San Diego, Carlsbad, Oceanside, Rancho Bernardo and Irvine, California and Tucson, Arizona.

         The Newport National Properties were purchased for an aggregate purchase price of approximately $90.4 million, including approximately $83.8 million in cash and 237,469 units of limited partnership in the Operating Partnership ("Units") valued at approximately $6.6 million. The cash portion of the purchase price was paid primarily with borrowings under the Company's line of credit.

         The Newport National Properties were acquired pursuant to three purchase agreements entered into between the Operating Partnership (as "Buyer" or "Purchaser") and various entities, as further described in the exhibits hereto, that held ownership interests in the Newport National Properties.

         The Company determined the purchase price for the Newport National Properties and the individually insignificant properties listed in Item 5 of this report on Form 8-K through an evaluation of the following factors: (i) macro-economic issues that impact the market in which each property is located;
(ii) location and competition in the property's market; (iii) occupancy of and demand for properties of a similar type in the same market; (iv) the construction quality and condition of the property; (v) the potential for increased cash flow after benefiting from the Company's renovations, refurbishment and upgrades; (vi) existing tenant base; (vii) purchase price relative to replacement costs; and (viii) the potential to generate revenue growth at or above levels of economic growth in the property's market. Other than changes in those factors, the Company, after reasonable inquiry, is not aware of any material factors relating to the properties that would cause the historical financial information provided in Item 7 not to be necessarily indicative of future operating results for the properties.

ITEM 5.           OTHER EVENTS

ACQUISITION OF PROPERTIES

         On January 30, 1998, the Company completed the acquisition of a single Class "A" suburban office property (the "Carrara Place Property"). The Carrara Place Property totals 234,222 square feet and is located in Englewood, Colorado. The Carrara Place Property was purchased for a purchase price of approximately $31.5 million which was funded primarily with borrowings under the Company's line of credit.

         On January 13, 1998, the Company completed the acquisition of 6 industrial properties (the "Silicon Valley Properties"). The properties total 382,234 square feet and are located in San Jose and Sunnyvale, California. The Silicon Valley Properties were purchased for a purchase price of approximately $27.0 million which was funded primarily with borrowings under Company's line of credit.

         The acquisitions of the Carrara Place Property and Silicon Valley Properties do not individually constitute acquisitions of a "significant amount of assets" as defined under Item 2 of Form 8-K or Rule 3-14 of Regulation S-X. Rather, these acquisitions, constitute a mathematical majority of individually insignificant 1998 acquisitions, for which audited combined statements of revenues and certain operating expenses are required under Rule 3-14 of Regulation S-X. Accordingly, the audited statement of revenues and certain operating expenses of the Carrara Place Property and the audited combined statement of revenues and certain operating expenses of the Silicon Valley Properties are filed herewith.

YEAR-END CONSOLIDATED FINANCIAL RESULTS

         The Company reported 1997 annual net income, before extraordinary items, of $37.8 million, or $1.49 per share, diluted, on revenues of $131.7 million. The Company reported Funds from Operations ("FFO") of $66.0 million. The Company defines FFO in accordance with the current National Association of Real Estate Investment Trusts ("NAREIT") definition. The Company's FFO may not be comparable to FFO reported by other REITs that do not define that term using the NAREIT definition. Extraordinary items related to the early extinguishment of higher rate debt contributed a loss of $878,000 or $0.03 per share for the year. Earnings before interest, taxes, depreciation and amortization (EBITDA), and before extraordinary items, was $95.6 million.

         For the quarter ended December 31, 1997, the Company reported net income, before extraordinary items, of $11.4 million, or $0.38 per share, diluted, on revenues of $43.7 million, and FFO of $19.9 million. This compares to third quarter 1997 net income of $10.1 million, or $0.38 per share diluted, on revenue of $35.6 million, and FFO of $17.7 million. For the fourth quarter of 1997, extraordinary items contributed a loss of $767,000 or $0.02 per share. Fourth quarter EBITDA, before extraordinary items, was $30.1 million.

         Results for both the quarter and the year were driven by continued strong performance of the Company's core portfolio, stability in the contribution of its service business, as well as the impact of approximately $650 million of acquisitions for the year. Fourth quarter results were impacted by $245 million of acquisitions, equity financings and debt financings which reduced the Company's combined cost of debt.

         Total revenue on the owned portfolio increased 22.8 percent to $43.7 million for the quarter, up $8.1 million over the prior quarter's $35.6 million. The Company's total portfolio was 96 percent leased at December 31, 1997. The office portfolio had nominal lease turnover during the fourth quarter, with office properties approximately 96 percent leased at December 31, 1997, up slightly from 95 percent at September 30. During the quarter, average base-line rents on new and renewed office leases exceeded that on expiring leases by approximately 17 percent. The industrial portfolio had similar low turnover during the quarter, and ended with an average occupancy of 95 percent. Approximately 16 percent of the Company's combined portfolio has lease expirations in 1998.

         At December 31, 1997, total assets at net book value increased $254 million over September 30, to total $1.3 billion (including unconsolidated joint venture assets). The debt to total market capitalization ratio was 31 percent, based on a market capitalization of $1.6 billion (including unconsolidated joint venture debt). The market value of equity was $1.1 billion at the quarter-end stock price of $27.9375 per share, versus $854 million market value as of September 30, 1997.

         At December 31, 1997, the Company had a total $490.0 million of debt outstanding, including its share of unconsolidated joint venture debt, a reduction of $12.6 million during the quarter. The $300 million bank line of credit was unused at December 31, 1997, providing flexibility for acquisitions and development, and for use in operations.

         The Company has capacity remaining under a $550 million shelf registration filed October 16, 1997, with the Securities and Exchange Commission, to issue up to $299 million of common or preferred shares.

         On December 16, 1997 the Company declared a regular quarterly cash dividend of 40 cents per share, or $14.8 million, to owners (shares and units) of record as of December 26, 1997 and paid the dividend on January 17, 1998. This represents an annualized dividend of $1.60 per share.

SHAREHOLDER RIGHTS PLAN

         On February 6, 1998, the Board of Trustees of Prentiss Properties Trust, a real estate investment trust organized under the laws of Maryland (the "Company"), approved a Rights Agreement, dated as of and to be effective on February 6, 1998 (the "Rights Agreement") between the Company and First Chicago Trust Company of New York, as Rights Agent, having the principal terms summarized below. In accordance with the Rights Agreement, the Board also authorized a dividend distribution of one Right for each outstanding common share of beneficial interest, $.01 par value, (the "Common Shares"), of the Company to shareholders of record at the close of business on February 17, 1998 (the "Record Date").

         Each Right entitles the registered holder to purchase from the Company one one-thousandth of a share of the Company's Junior Participating Cumulative Preferred Shares, Series B ("Series B Preferred Shares"). Each one one-thousandth of a share (a "Unit") of a Series B Preferred Share is structured to be the equivalent of one Common Share of the Company. Shareholders will receive one Right per Common Share held of record at the close of business on the Record Date. The exercise price of the Right will be $85.00 subject to adjustment (the "Purchase Price").

         Rights will also attach to Common Shares issued after the Record Date but prior to the Distribution Date unless the Board of Trustees determines otherwise at the time of issuance. The description and terms of the Rights are set forth in the Rights Agreement.

         The Rights will trade with the Common Shares and will be evidenced by Common Shares certificates, and no separate certificates evidencing the Rights (the "Rights Certificates") will be distributed initially. The Rights will separate from the Common Shares and a distribution of the Rights Certificates will occur (the "Distribution Date") upon the earlier of (i) 10 business days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 10% or more of the outstanding Common Shares (the "Share Acquisition Date"), or (ii) 10 business days following the commencement of a tender offer or exchange offer that would result in a person or group beneficially becoming an Acquiring Person. Until the Distribution Date,
(i) the Rights will be evidenced by the Common Shares certificates and will be transferred with and only with such Common Shares certificates, (ii) any Common Shares certificates issued will contain a notation incorporating the Rights Agreement by reference and (iii) the surrender for transfer of any certificates for Common Shares outstanding will also constitute the transfer of the Rights associated with the Common Shares represented by such certificates.

         The Rights are not exercisable until the Distribution Date and will expire at the close of business on February 17, 2008, unless earlier redeemed or exchanged by the Company as described below. As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date, and thereafter such separate Rights Certificates alone will represent the Rights.

         The Agreement provides that if any person becomes an Acquiring Person, proper provision shall be made so that each holder of a Right (except as set forth below) will thereafter have the right to receive, upon exercise and payment of the Purchase Price, Series B Preferred Shares or, at the option of the Company, Common Shares (or, in certain circumstances, cash, property or other securities of the Company) having a value equal to twice the amount of the Purchase Price.

         In the event that, at any time following the Share Acquisition Date,
(i) the Company is acquired in a merger, statutory share exchange, or other business combination in which the Company is not the surviving person, or (ii) 50% or more of the Company's assets or earning power is sold or transferred, each holder of a Right (except as set forth below) shall thereafter have the right to receive, upon exercise and payment of the Purchase Price, Common Shares of the acquiring company having a value equal to twice the Purchase Price. The events set forth in this paragraph and in the immediately preceding paragraph are referred to as the "Triggering Events."

         Upon the occurrence of a Triggering Event that entitles Rights holders to purchase securities or assets of the Company, Rights that are or were owned by the Acquiring Person, or any affiliate or associate of such

Acquiring Person, on or after such Acquiring Person's Share Acquisition Date shall be null and void and shall not thereafter be exercised by any person (including subsequent transferees). Upon the occurrence of a Triggering Event that entitles Rights holders to purchase Common Shares of a third party, or upon the authorization of an Exchange, Rights that are or were owned by any Acquiring Person or any affiliate or associate of any Acquiring Person on or after such Acquiring Person's Share Acquisition Date shall be null and void and shall not thereafter be exercised by any person (including subsequent transferees).

         The Purchase Price payable, and the number of Series B Preferred Shares, Common Shares or other securities or property issuable upon exercise of the Rights are subject to adjustment from time to time to prevent dilution.

         At any time after any person becomes an Acquiring Person, the Company may exchange all or part of the Rights (except as set forth below) for Common Shares (an "Exchange") at an exchange ratio of one share per Right, as appropriately adjusted to reflect any share split or similar transaction.

         At any time until ten business days following the Share Acquisition Date or ten business days following the commencement of a tender offer or exchange offer that would result in a person or group becoming an Acquiring Person, the Company may redeem the Rights in whole, but not in part, at a price of $.001 per Right (the "Redemption Price"). Under certain circumstances set forth in the Rights Agreement, the decision to make an Exchange or to redeem the Rights shall require the concurrence of a majority of the Continuing Trustees (as defined below). Additionally, the Company may thereafter but prior to the occurrence of a Triggering Event redeem the Rights in whole, but not in part, at the Redemption Price provided that such redemption is incidental to a merger or other business combination transaction involving the Company that is approved by a majority of the Continuing Trustees, and does not involve an Acquiring Person, and is one in which all holders of Common Shares are treated alike. After the redemption period has expired, the Company's right of redemption may be reinstated if an Acquiring Person reduces his beneficial ownership to less than 15% of the outstanding Common Shares in a transaction or series of transactions not involving the Company. Immediately upon the action of the Board ordering redemption of the Rights, with, where required, the concurrence of the Continuing Trustees, the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

         The term "Continuing Trustees" means any member of the Board who was a member of the Board immediately before the adoption of the Rights Agreement and any person who is subsequently elected to the Board if such person is recommended or approved by a majority of the Continuing Trustees, but does not include an Acquiring Person, or an affiliate or associate of an Acquiring Person, or any representative of the foregoing.

         Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to shareholders or to the Company, shareholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Series B Preferred Shares (or other consideration) of the Company or for Common Shares of the acquiring company as set forth above.

         Other than certain provisions relating to the principal economic terms of the Rights, any of the provisions of the Rights Agreement may be amended by the Board prior to the Distribution Date. After the Distribution Date, the provisions of the Rights Agreement may be amended by the Board (in certain circumstances, only with the concurrence of the Continuing Trustees) in order to cure any ambiguity, to make certain other changes that do not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person), or to shorten or lengthen any time period under the Rights Agreement; provided, however, no amendment to adjust the time period governing redemption may be made at such time as the Rights are not redeemable.

ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS

(A)      Financial Statements for Properties Acquired

         Statement of revenues and certain operating expenses of the Newport National Properties for the year ended December 31, 1996 are presented as prescribed by Item 2 of Form 8-K and Rule 3-14 of Regulation S-X.

         Statement of revenues and certain operating expenses of the Carrara Place Property for the year ended June 30, 1997 is presented as prescribed by Rule 3-14 of Regulation S-X.

         Combined statement of revenues and certain operating expenses of the Silicon Valley Properties for the year ended December 31, 1996 are presented as prescribed by Rule 3-14 of Regulation S-X.


(B)      Pro Forma Financial Information

         Prentiss Properties Trust Pro Forma Balance Sheet as of December 31, 1997 and Pro Forma Statement of Income for the year ended December 31, 1997.

(C)      Exhibits

           4.1 Form of Rights Agreement, dated as of February 6, 1998 between the Company and First Chicago Trust Company of New York, as Rights Agent.

           4.2 Form of Rights Certificate, included as Exhibit A to the Rights Agreement.

         10.1 Purchase Agreement entered into by and between Jacob Brouwer and Jeanette Brouwer (as "Sellers") and Prentiss Properties Acquisition Partners, L.P. (as "Buyer") in respect to the purchase and sale of the properties referred to therein as "Carlsbad Pacifica."

         10.2 Purchase Agreement entered into by and between JJB Land Company, LLC, (as "Seller") and Prentiss Properties Acquisition Partners, L.P. (as "Buyer") in respect to the purchase and sale of the properties referred to therein as "The Plaza."

         10.3 Contribution/Purchase Agreement entered into by and between the Sellers (therein identified) and Prentiss Properties Acquisition Partners, L.P. (as "Buyer") in respect to the purchase and sale of the properties referred to therein as the "Shiley Interests" and "NNC Interests."

         10.4 Credit Agreement, dated December 30, 1997, among Prentiss Properties Acquisition Partners, L.P., as Borrower, each of the lenders that are a signatory therein, Bank One, Texas, N.A., as Administrative Agent, and Nationsbank of Texas, N.A., as Syndication Agent.

         23.1     Consent of Coopers & Lybrand L.L.P. Independent Accountants

                          INDEX TO FINANCIAL STATEMENTS


The following represents certain of the properties acquired by the Company during 1998:                        PAGE
                                                                                                              NUMBER

SIGNIFICANT ACQUISITION:
The Newport National Properties
       Report of Independent Accountants..................................................................      8
       Combined Statement of Revenues and Certain Operating Expenses for the Year Ended
          December 31, 1996...............................................................................      9
       Notes to Combined Statement of Revenues and Certain Operating Expenses.............................     10

INDIVIDUALLY INSIGNIFICANT ACQUISITIONS:
The Carrara Place Property
       Report of Independent Accountants..................................................................     12
       Statement of Revenues and Certain Operating Expenses for the Year Ended
          June 30, 1997...................................................................................     13
       Notes to Statement of Revenues and Certain Operating Expenses......................................     14
The Silicon Valley Properties
       Report of Independent Accountants..................................................................     16
       Combined Statement of Revenues and Certain Operating Expenses for the Year Ended
          December 31, 1996...............................................................................     17
       Notes to Combined Statement of Revenues and Certain Operating Expenses.............................     18

PRO FORMA FINANCIAL STATEMENTS:
       Prentiss Properties Trust Pro Forma Balance Sheet as of December 31, 1997..........................     19
       Prentiss Properties Trust Pro Forma Statements of Income for the
          Year Ended December 31, 1997....................................................................     20

                        REPORT OF INDEPENDENT ACCOUNTANTS




To the Board of Trustees and Shareholders of Prentiss Properties Trust

         We have audited the accompanying combined statement of revenues and certain operating expenses of the Newport National Properties (the "Newport National Properties") for the year ended December 31, 1996. The combined statement of revenues and certain operating expenses is the responsibility of the Newport National Properties' owners. Our responsibility is to express an opinion on the combined statement of revenues and certain operating expenses based on our audit.

         We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined statement of revenues and certain operating expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined statement of revenues and certain operating expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the combined statement of revenues and certain operating expenses. We believe that our audit provides a reasonable basis for our opinion.

         The accompanying combined statement of revenues and certain operating expenses was prepared for the purpose of complying with rules and regulations of the Securities and Exchange Commission, as described in Note 1, and is not intended to be a complete presentation of the Newport National Properties' revenues and expenses and may not be comparable to results from proposed future operations of the Newport National Properties.

         In our opinion, the combined statement of revenues and certain operating expenses referred to above presents fairly, in all material respects, the revenues and certain operating expenses described in Note 1 for the year ended December 31, 1996, in conformity with generally accepted accounting principles.



Coopers & Lybrand L.L.P.

February 6, 1998
Dallas, Texas

                         THE NEWPORT NATIONAL PROPERTIES
          COMBINED STATEMENT OF REVENUES AND CERTAIN OPERATING EXPENSES
                      FOR THE YEAR ENDED DECEMBER 31, 1996

                             (DOLLARS IN THOUSANDS)


Revenues:
         Rental income .......................................         $8,869
         Other income ........................................            130
                                                                       ------
                                                                        8,999

Certain operating expenses:
         Real estate taxes ...................................            736
         Repairs and maintenance .............................            746
         Property management .................................            496
         Utilities ...........................................            496
         Insurance ...........................................             99
                                                                       ------
                                                                        2,573

Revenues in excess of certain operating expenses                       $6,426
                                                                       ======














    The accompanying notes are an integral part of this financial statement.

                         THE NEWPORT NATIONAL PROPERTIES
                     NOTES TO COMBINED STATEMENT OF REVENUES
                         AND CERTAIN OPERATING EXPENSES

                             (DOLLARS IN THOUSANDS)

1.       BASIS OF PRESENTATION

         The combined statement of revenues and certain operating expenses for the year ended December 31, 1996 relate to the operations of the Newport National Properties (the "Newport National Properties" or the "Properties"), which were acquired by the Company from an unaffiliated third-party for an aggregate purchase price of $90.4 million (including estimated closing costs). The Newport National Properties consist of the following properties:

                                                                 Rentable
Property                            Type                      Square Footage    Location
---------                           ----                      --------------    --------

The Campus                          Industrial                  157,886         Carlsbad, CA
Carlsbad Pacifica                   Office                       49,080         Carlsbad, CA
Copperwood Center                   Industrial                  125,600         Oceanside, CA
Eastside Newport Center             Industrial                  138,590         Tucson, AZ
La Terraza                          Development Parcel               -          Escondido, CA
Pacific Corporate Center            Industrial                   68,177         Carlsbad, CA
The Plaza I & II                    Office                       89,034         Carlsbad, CA
Shadowridge Business Center         Industrial                   91,442         Vista, CA
Shadowridge Plaza                   Industrial                   31,726         Vista, CA
Simpson Business Park               Industrial                   55,974         Escondido, CA
Sorin Biomedical                    Industrial                  151,032         Irvine, CA
Sycamore Business Center            Industrial                  116,507         Vista, CA
Via Del Campo                       Industrial                   86,952         Rancho Bernardo, CA
                                                              ---------
                                                              1,162,000
                                                              =========

         The accompanying combined statement excludes certain expenses such as interest, depreciation and amortization and other costs not directly related to the future operations of these properties that may not be comparable to the expenses expected to be incurred in the proposed future operations of these properties. Management is not aware of any material factors relating to these properties which would cause the reported financial information not to be necessarily indicative of future operating results.

         The combined statement of revenues and certain operating expenses have been prepared on the accrual basis of accounting.

         REVENUE AND EXPENSE RECOGNITION

         Rental income is recorded when due from tenants. The effects of scheduled rent increases and rental concessions, if any, are recognized on a straight-line basis over the term of the tenant's lease.

         FUTURE RENTAL REVENUES

         The properties are leased to tenants under net operating leases. Minimum lease payments receivable, excluding tenant reimbursement of expenses, under noncancellable operating leases in effect as of December 31, 1996, are approximately as follows:

1997..........................................................    $6,626
1998 .........................................................     5,075
1999 .........................................................     3,503
2000 .........................................................     2,565
2001 .........................................................     1,491
Thereafter ...................................................     1,247
                                                                 -------
                                                                 $20,507
                                                                 =======

         Office space in the Newport National Properties is generally leased to tenants under lease terms which provide for tenants to pay for increases in operating expenses in excess of specified amounts.


         USE OF ESTIMATES

         The preparation of the combined statement of revenues and certain operating expenses requires management to make estimates and assumptions that affect the reported amounts, revenues and certain operating expenses during the reporting period. Actual results could differ from those estimates.


2.       RELATED PARTY TRANSACTIONS

         Under terms of various management agreements, the Newport National Properties paid $372 in management fees during the year ended December 31, 1996 to the Newport National Management Company, an affiliate of the entities owning the Properties.

         The Newport National Properties received base rents in the amount of $101 during the year ended December 31, 1996 from entities affiliated with the entities owning the Properties.

                        REPORT OF INDEPENDENT ACCOUNTANTS





To the Board of Trustees and Shareholders of Prentiss Properties Trust

         We have audited the accompanying statement of revenues and certain operating expenses of the Carrara Place Property for the year ended June 30, 1997. The statement of revenues and certain operating expenses is the responsibility of the Carrara Place Property's owners. Our responsibility is to express an opinion on the statement of revenues and certain operating expenses based on our audit.

         We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenues and certain operating expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues and certain operating expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement of revenues and certain operating expenses. We believe that our audit provides a reasonable basis for our opinion.

         The accompanying statement of revenues and certain operating expenses was prepared for the purpose of complying with rules and regulations of the Securities and Exchange Commission, as described in Note 1, and is not intended to be a complete presentation of the Carrara Place Property's revenues and expenses and may not be comparable to results from proposed future operations of the Carrara Place Property.

         In our opinion, the statement of revenues and certain operating expenses referred to above presents fairly, in all material respects, the revenues and certain operating expenses described in Note 1 for the year ended June 30, 1997, in conformity with generally accepted accounting principles.



Coopers & Lybrand L.L.P.



Dallas, Texas
February 6, 1998

                             CARRARA PLACE PROPERTY
              STATEMENT OF REVENUES AND CERTAIN OPERATING EXPENSES
                        FOR THE YEAR ENDED JUNE 30, 1997

                             (DOLLARS IN THOUSANDS)


Revenues:
         Rental income .....................................   $3,412
         Other income ......................................      164
                                                               ------
                                                                3,576

Certain operating expenses:
         Real estate taxes .................................      571
         Repairs and maintenance ...........................      586
         Property management ...............................      206
         Utilities .........................................      313
         Insurance .........................................       39
                                                               ------
                                                                1,715
                                                               ------
Revenues in excess of certain operating expenses ...........   $1,861
                                                               ======














    The accompanying notes are an integral part of this financial statement.

                             CARRARA PLACE PROPERTY
                         NOTES TO STATEMENT OF REVENUES
                         AND CERTAIN OPERATING EXPENSES

                             (DOLLARS IN THOUSANDS)

1.       BASIS OF PRESENTATION

         The statement of revenues and certain operating expenses for the year ended June 30, 1997 relate to the operations of the Carrara Place Property (the "Property") which was acquired on January 30, 1998 from an unaffiliated third-party for an aggregate purchase price of $31.5 million (including estimated closing costs). The Carrara Place Property consists of one Class "A" suburban office building in Englewood, Colorado totaling approximately 234,222 net rentable square feet.

         The accompanying statement excludes certain expenses such as interest, depreciation and amortization and other costs not directly related to the future operations of the Property that may not be comparable to the expenses expected to be incurred in the proposed future operations of the Property. Management is not aware of any material factors relating to the Property which would cause the reported financial information not to be necessarily indicative of future operating results.

         The statement of revenues and certain operating expenses have been prepared on the accrual basis of accounting.

         REVENUE AND EXPENSE RECOGNITION

         Rental income is recorded when due from tenants. The effects of scheduled rent increases and rental concessions, if any, are recognized on a straight-line basis over the term of the tenant's lease.

         During the year ended June 30, 1997 two separate tenants represented 41% and 28%, respectively, of total base rental income.

         FUTURE RENTAL REVENUES

         The Property are leased to tenants under net operating leases. Minimum lease payments receivable, excluding tenant reimbursement of expenses, under noncancellable operating leases in effect as of June 30, 1997, are approximately as follows:

         1998................................................     $3,536
         1999 ................................................     3,516
         2000 ................................................     2,503
         2001 ................................................     2,026
         2002 ................................................     1,943

Thereafter...................................................      4,227
                                                                 -------
                                                                 $17,751
                                                                 =======

         Office space in the Carrara Place Property is generally leased to tenants under lease terms which provide for tenants to pay for increases in operating expenses in excess of specified amounts.

         USE OF ESTIMATES

         The preparation of the statement of revenues and certain operating expenses requires management to make estimates and assumptions that affect the reported amounts, revenues and certain operating expenses during the reporting period. Actual results could differ from those estimates.

2.       RELATED PARTY TRANSACTIONS

         Under terms of the management agreement, the Carrara Place Property paid $152 in management fees during the year ended June 30, 1997, to an affiliate of the entities owning the Property.

                        REPORT OF INDEPENDENT ACCOUNTANTS




To the Board of Trustees and Shareholders of Prentiss Properties Trust

                  We have audited the accompanying combined statement of revenues and certain operating expenses of the San Jose Industrial Properties (the "Silicon Valley Properties") for the year ended December 31, 1996. The combined statement of revenues and certain operating expenses is the responsibility of the Silicon Valley Properties' owners. Our responsibility is to express an opinion on the combined statement of revenues and certain operating expenses based on our audit.

                  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined statement of revenues and certain operating expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined statement of revenues and certain operating expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the combined statement of revenues and certain operating expenses. We believe that our audit provides a reasonable basis for our opinion.

                  The accompanying combined statement of revenues and certain operating expenses was prepared for the purpose of complying with rules and regulations of the Securities and Exchange Commission, as described in Note 1, and is not intended to be a complete presentation of the Silicon Valley Properties' revenues and expenses and may not be comparable to results from proposed future operations of the Silicon Valley Properties.

                  In our opinion, the combined statement of revenues and certain operating expenses referred to above presents fairly, in all material respects, the revenues and certain operating expenses described in Note 1 for the year ended December 31, 1996, in conformity with generally accepted accounting principles.



Coopers & Lybrand L.L.P.

October 20, 1997
Dallas, Texas

                          THE SILICON VALLEY PROPERTIES
          COMBINED STATEMENT OF REVENUES AND CERTAIN OPERATING EXPENSES
                      FOR THE YEAR ENDED DECEMBER 31, 1996

                             (DOLLARS IN THOUSANDS)

Revenues:
         Rental income .....................................   $2,562
         Other income ......................................        4
                                                               ------
                                                                2,566
Certain operating expenses:
         Real estate taxes .................................      309
         Repairs and maintenance ...........................       86
         Property management ...............................      155
         Utilities .........................................       24
         Insurance .........................................       81
                                                               ------
                                                                  655
                                                               ------
Revenues in excess of certain operating expenses ...........   $1,911
                                                               ======








    The accompanying notes are an integral part of this financial statement.

                          THE SILICON VALLEY PROPERTIES
                     NOTES TO COMBINED STATEMENT OF REVENUES
                         AND CERTAIN OPERATING EXPENSES

                             (DOLLARS IN THOUSANDS)

1.       BASIS OF PRESENTATION

                  The combined statement of revenues and certain operating expenses for the year ended December 31, 1996 relate to the operations of the San Jose Industrial Properties (the "Silicon Valley Properties"), which were acquired on January 13, 1998, by the Company from an unaffiliated third-party for an aggregate purchase price of $27.0 million (including estimated closing costs). The Silicon Valley Properties consist of six suburban industrial buildings totaling approximately 382,234 net rentable square feet located in Sunnyvale and San Jose, California.

                  The accompanying combined statement excludes certain expenses such as interest, depreciation and amortization and other costs not directly related to the future operations of these properties that may not be comparable to the expenses expected to be incurred in the proposed future operations of these properties. Management is not aware of any material factors relating to these properties which would cause the reported financial information not to be necessarily indicative of future operating results.

                  The combined statement of revenues and certain operating expenses have been prepared on the accrual basis of accounting.

         REVENUE AND EXPENSE RECOGNITION

                  Rental income is recorded when due from tenants. The effects of scheduled rent increases and rental concessions, if any, are recognized on a straight-line basis over the term of the tenant's lease.

                  During the year ended, December 31, 1996, rents attributable to one tenant represented 15% of total base rental income.

         FUTURE RENTAL REVENUES

                  The properties are leased to tenants under net operating leases. Minimum lease payments receivable, excluding tenant reimbursement of expenses, under noncancellable operating leases in effect as of December 31, 1996, are approximately as follows:

         1997.........................................        $ 1,861
         1998.........................................          1,729
         1999.........................................          1,420
         2000.........................................          1,204
         2001.........................................          1,013
         Thereafter...................................            264
                                                              -------
                                                              $ 7,491
                                                              =======

                  Office space in the Silicon Valley Properties is generally leased to tenants under lease terms which provide for tenants to pay for increases in operating expenses in excess of specified amounts.

         USE OF ESTIMATES

                  The preparation of the combined statement of revenues and certain operating expenses requires management to make estimates and assumptions that affect the reported amounts, revenues and certain operating expenses during the reporting period. Actual results could differ from those estimates.

                            PRENTISS PROPERTIES TRUST
                      PRO FORMA CONSOLIDATED BALANCE SHEET

                                DECEMBER 31, 1997
                                   (UNAUDITED)

             (DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)


                  The following unaudited pro forma consolidated balance sheet is presented as if the following transactions had been consummated on December 31, 1997: (i) the acquisition of the Newport National Properties, and (ii) the acquisition of the Carrara Place Property, the Silicon Valley Properties and an additional individually insignificant property acquired subsequent to December 31, 1997, (collectively, the "Other Acquisitions"). This pro forma consolidated balance sheet should be read in conjunction with the pro forma consolidated statement of income of the Company for the year ended December 31, 1997 and other unaudited financial results of the Company for the year ended December 31, 1997 included elsewhere in this Form 8-K.

                  The pro forma consolidated balance sheet is not necessarily indicative of what the actual financial position would have been had the Company completed the transactions described above, nor does it purport to represent the future financial position of the Company.

                                                                              PRO FORMA
                                                                             ADJUSTMENTS
                                                     (unaudited)       -----------------------        PRENTISS
                                                       PRENTISS           NEWPORT NATIONAL           PROPERTIES
                                                      PROPERTIES           PROPERTIES AND               TRUST
                                                        TRUST          OTHER ACQUISITIONS/(1)/        PRO FORMA
                                                     -------------     -----------------------     ----------------
          Assets:
                 Real estate, net..................  $1,134,849             $162,904                     $1,297,753
                 Mortgage note receivable..........      36,331                                              36,331
                 Deferred charges and other
                 assets, net.......................      24,636                                              24,636
                 Receivables, net..................      10,865                                              10,865
                 Cash and cash equivalents.........       7,075                                               7,075
                 Escrowed cash and deposits on
                 real estate.......................       4,524                                               4,524
                 Other receivables (affiliates)....       1,928                                               1,928
                 Investments in joint venture and
                 unconsolidated subsidiaries.......      19,638                                              19,638
                                                     -------------     -----------------------     ----------------
                     Total Assets..................  $1,239,846             $162,904                     $1,402,750
                                                     =============     =======================     ================
          Liabilities:
                 Debt on real estate...............    $420,030             $156,352                       $576,382
                 Accounts payable and other              35,795                                              35,795
          liabilities..............................
                 Distributions payable.............      14,782                                              14,782
                                                     -------------     -----------------------     ----------------
                     Total Liabilities........          470,607              156,352                        626,959
                                                     -------------     -----------------------     ----------------
          Minority interest........................      72,607                4,677                         77,284
                                                     -------------     -----------------------     ----------------
          Shareholders' Equity:
                 Preferred shares..................      75,000                                              75,000
                 Common shares.....................         332                                                 332
                 Additional paid-in capital........     628,086                1,875                        629,961
                 Distributions in excess of
                 accumulated  earnings.............      (6,786)                                             (6,786)
                                                     -------------     -----------------------     ----------------
                     Total Shareholders' Equity....     696,632                1,875                        698,507
                                                     -------------     -----------------------     ----------------
                     Total Liabilities and
                     Shareholders' Equity..........  $1,239,846             $162,904                     $1,402,750
                                                     =============     =======================     ================


/(1)/ The financial information on the Newport National Properties and Other Acquisitions is presented as if the transaction occurred on December 31, 1997.

                           PRENTISS PROPERTIES TRUST
                  PRO FORMA CONSOLIDATED STATEMENT OF INCOME

                     FOR THE YEAR ENDED DECEMBER 31, 1997
                                  (UNAUDITED)

            (DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

        The following unaudited pro forma consolidated statement of income is presented as if (i) the acquisition of the 1997 Acquired Properties, (ii) the acquisition of the Newport National Properties, (iii) the acquisition of the Carrara Place Property, the Silicon Valley Properties and an additional individually insignificant property acquired subsequent to December 31, 1997 (collectively, the "Other Acquisitions"), and (iv) the Company's follow-on offerings of common and preferred stock had occurred on January 1, 1997.

        This pro forma consolidated statement of income should be read in conjunction with the pro forma consolidated balance sheet at December 31, 1997 and other unaudited 1997 financial results included elsewhere in this Form 8-K.

        The pro forma consolidated statement of income is not necessarily indicative of what actual results would have been had the previously described transactions actually occurred as of January 1, 1997 nor does it purport to represent the operations of the Company for future periods.

                                                           Pro Forma Adjustments
                         (unaudited)    --------------------------------------------------------------    Prentiss
                         The Company                               Newport National                      Properties
                          Year Ended             1997             Properties and Other     Other           Trust
                         Dec.31, 1997    Acquired Properties(1)    Acquisitions(2)       Adjustments(3)   Pro Forma
                         ------------    ----------------------   --------------------   --------------  ----------
Revenues:
  Rental income........   $127,089            $48,341                 $ 17,268                             $192,698
  Mortgage interest....      1,780              1,969                                                         3,749
  Management fees......        925                                                                              925
  Development leasing,
   sale and other fees.      1,934              1,488                      185                                3,607
                         ------------    ----------------------    ---------------       --------------   ---------
  Total revenues.......    131,728             51,798                   17,453                              200,979
                         ------------    ----------------------    ---------------       --------------   ---------
Expenses:
  Property operating and
   maintenance.........     30,602             15,060                    3,474               (2,580)         46,556
  Real estate taxes....     13,742              4,471                    1,615                  535          20,363
  General and
   administrative......      3,141                                                               44           3,185
  Personnel costs,
   net.................      3,478                                                              180           3,658
  Interest expense.....     21,131                                                           19,656          40,787
  Amortization of deferred
    financing costs....        824                                                               24             848
  Depreciation and
   amortization........     21,600                                                           11,600          33,200
                         ------------    ----------------------    ---------------       --------------   ---------
   Total expenses......     94,518             19,531                    5,089               29,459         148,597
                         ------------    ----------------------    ---------------       --------------   ---------
Equity in income of
 joint venture and
 unconsolidated
 subsidiaries..........      5,208                                                              307           5,515
                         ------------    ----------------------    ---------------       --------------   ---------
Income before gain on
 sale and minority
 interest..............     42,418             32,267                   12,364              (29,152)         57,897
Gain on sale...........        641                                                                              641
Minority interest......     (5,235)                                                          (1,168)         (6,403)
                         ------------    ----------------------    ---------------       --------------   ---------
Net income(4)..........     37,824             32,267                   12,364              (30,320)         52,135
Preferred distributions        (25)                                                          (4,503)         (4,528)
                         ------------    ----------------------    ---------------       --------------   ---------
Net income applicable
 to common
 shareholders(4).......    $37,799            $32,267                  $12,364             $(34,823)        $47,607
                         ============    ======================    ===============       ==============   =========
Net income per common
 share - basic(4)......      $1.52                                                                            $1.43
                         ============                                                                     =========
Weighted average common
 shares outstanding....     24,930                                                                           33,191
                         ============                                                                     =========
Net income per common
 share - diluted(4)....      $1.49                                                                            $1.43
                         ============                                                                     =========
Weighted average common
 shares outstanding....     25,307                                                                           36,384
                         ============                                                                     =========

/(1)/ During 1997, the Company has acquired 51 office and 15 industrial properties containing approximately 6.8 million square feet for an approximate purchase price of $650 million (the "1997 Acquired Properties"). The financial information of the 1997 Acquired Properties reflects the historical revenues and certain operating expenses of the properties for the portion of the period prior to acquisition.

/(2)/ The financial information of the Newport National Properties and Other Acquisitions reflects the historical revenues and certain operating expenses of the properties for the year ended December 31, 1997.

/(3)/ The Other Adjustments reflect the adjustments that Management considers necessary to present the revenues and expenses of the Company related to the ownership and operations of the 1997 Acquired Properties, Newport National Properties and the Other Acquisitions as if the acquisitions had occurred on January 1, 1997.

/(4)/ Historical net income attributable to common shareholders also includes extraordinary charges from write-offs of deferred financing fees, in the amount of $878. As these amounts are not included in the determination of net income from continuing operations, these amounts have been excluded from the computation of pro forma net income.

                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                           PRENTISS PROPERTIES TRUST



Date:  February 10, 1998                   By: /s/ THOMAS P. SIMON
                                              --------------------------------
                                              Thomas P. Simon (Vice President)

                                  EXHIBIT INDEX

EXHIBIT NO.    DESCRIPTION

  4.1 Form of Rights Agreement, dated as of February 6, 1998 between the Company and First Chicago Trust Company of New York, as Rights Agent.

  4.2          Form of Rights Certificate, included as Exhibit A to the Rights
               Agreement.

 10.1 Purchase Agreement entered into by and between Jacob Brouwer and Jeanette Brouwer (as "Sellers") and Prentiss Properties Acquisition Partners, L.P. (as "Buyer") in respect to the purchase and sale of the properties referred to therein as "Carlsbad Pacifica."

10.2 Purchase Agreement entered into by and between JJB Land Company, LLC, (as "Seller") and Prentiss Properties Acquisition Partners, L.P. (as "Buyer") in respect to the purchase and sale of the properties referred to therein as "The Plaza."

10.3 Contribution/Purchase Agreement entered into by and between the Sellers (therein identified) and Prentiss Properties Acquisition Partners, L.P. (as "Buyer") in respect to the purchase and sale of the properties referred to therein as the "Shiley Interests" and "NNC Interests."

10.4 Credit Agreement, dated December 30, 1997, among Prentiss Properties Acquisition Partners, L.P., as Borrower, each of the lenders that are a signatory therein, Bank One, Texas, N.A., as Administrative Agent, and Nationsbank of Texas, N.A., as Syndication Agent.

23.1           Consent of Coopers & Lybrand L.L.P. Independent Accountants.